SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                      FORM 8-K/A-2


                                     CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                           Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 14, 2003


                             AVIATION GENERAL, INCORPORATED
                 (Exact Name of Registrant as Specified in its Charter)


     Delaware                              0-24795                 73-1547645
(State of Incorporation)           (Commission File No.)         (IRS Employer
                                                             Identification No.)


                               7200 NW 63rd Street
                             Bethany, Oklahoma 73008
      (Address of principal executive offices, including zip code)



                               (405) 495-8080
            (Registrant's telephone number, including area code)











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Item 4.  Changes in Registrant's Certifying Accountant

         On February 14, 2003, Grant Thornton LLP ("Grant Thornton") resigned as independent auditors of Aviation General, Incorporated (the "Registrant"). Grant Thornton advised the Registrant that the reason for its resignation was that it had determined that in light of the Registrant's financial condition and size, the Registrant does not meet Grant Thornton's current criteria for public-company audit clients.

         The reports of Grant Thornton as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Registrant's 2001 financial statements contained an explanatory paragraph describing an uncertainty about the Registrant's ability to continue as a going concern. During the two fiscal years ended December 31, 2001, and during the subsequent interim periods prior to February 14, 2003, there were no (i) disagreements between Grant Thornton and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements, or (ii) events as described in
Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, except as described below.

         On February 21, 2003, the Registrant filed a report on Form 8-K disclosing the resignation of Grant Thornton, and on March 7, 2003 the Registrant filed an amendment to the report on Form 8-K. The March 7 amendment included as an exhibit a letter from Grant Thornton dated March 5, 2003. The Registrant is further amending the report on Form 8-K to include under this Item 4 the following language, which was contained in Grant Thornton's March 5 letter previously filed as an exhibit. References to "we" and "us" in this excerpt from Grant Thornton's letter refer to Grant Thornton.

     "On January 10, 2003, the Registrant filed a Form 10-QSB/A for the period ended June 30, 2002, in which the Registrant reported that:

         During the preparation of the third quarter 2002 financial statements, management identified certain excess capacity costs of approximately $662,000 which were capitalized as work in process inventories as of June 30, 2002. Management believes these costs were incurred primarily as a result of the reduced manufacturing environment and should have been expensed during the second quarter 2002.

     Management reported this improper capitalization to us in November 2002. By way of a letter dated February 14, 2003 (Internal Control Communication), we notified the Registrant's Management and Audit Committee of certain matters involving internal control and its operation that we considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. More particularly, we informed them that "...the reportable condition relating to `work in process inventory [that] included significant excess capacity costs that should have been expensed as incurred,'" in our view, constituted "a material weakness...." We also noted in our Internal Control Communication that:

         We have been informed that management took appropriate remedial actions to amend the second quarter interim financial statements and implemented additional controls to provide reasonable assurance that excess capacity costs are expensed and not capitalized as work in process inventory.

     Separately, and in addition to the matter involving the capitalization of excess capacity costs, we also pointed out in our February 14, 2003 Internal Control Communication that the Registrant's "...current principal financial officer and existing accounting department staff may lack the requisite expertise needed for assessing and applying new and non-routine accounting principles and for preparing required financial and SEC reporting disclosures" and made recommendations for improvement."

         The Registrant furnished Grant Thornton with a copy of this amendment to its report and requested it to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Grant Thornton's letter is filed as Exhibit 16 to this amendment to Form 8-K.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.  The following exhibits are filed with this report:

         16 Letter from Grant Thornton regarding the change in the Registrant's certifying accountant.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AVIATION GENERAL, INCORPORATED


                                    /s/ WIRT D. WALKER, III
                                    ------------------------------------
                                    Name: Wirt D. Walker, III
                                    Title: Chairman and Chief Executive Officer



Dated: April 17, 2003